UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 23, 2014, Zogenix, Inc. (the “Company” or “Zogenix”) entered into an asset purchase agreement (“Asset Purchase Agreement”) with Endo Ventures Bermuda Limited (“Endo Ventures Bermuda”) and Endo Ventures Limited (“Endo Ventures” and, together with Endo Ventures Bermuda, the “Buyers”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, the Company agreed to sell its SUMAVEL® DosePro® Needle-free Delivery System (sumatriptan injection) migraine therapy business to the Buyers, including the registered trademarks, certain contracts, the New Drug Application and other regulatory approvals, the books and records, marketing materials and product data relating to SUMAVEL DosePro.

Under the terms of the Asset Purchase Agreement, the Buyers will pay the Company $85 million in cash upon closing (“Closing”) of the transaction, $8.5 million of which will be deposited into escrow to fund potential indemnification claims for a period of 12 months. In addition to the upfront cash payment, the Company is eligible to receive additional cash payments of up to $20 million based on the achievement of pre-determined sales and manufacturing milestones. Furthermore, Endo Ventures will assume responsibility for the Company’s royalty obligation to Aradigm Corporation on sales of SUMAVEL DosePro and assume other liabilities relating to SUMAVEL DosePro after the Closing.

The Asset Purchase Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct the SUMAVEL DosePro business in the ordinary course and to cooperate in seeking regulatory approvals. Upon the Closing, the Company and Endo Ventures Bermuda will enter into a license agreement, pursuant to which the Company will grant Endo Ventures an exclusive, worldwide, royalty-free license to make and have made (subject to the limitations in the license agreement), use and research, develop and commercialize SUMAVEL DosePro. Also upon the Closing, Endo Ventures will purchase from Zogenix the finished goods inventory of SUMAVEL DosePro valued at approximately $5 million. The Company and Endo Ventures also will enter into a supply agreement, pursuant to which the Company will continue to manufacture SUMAVEL DosePro, and Endo Ventures will support Zogenix’ s SUMAVEL DosePro manufacturing operations with a working capital loan of $7 million.

The obligation of the Buyers to purchase the SUMAVEL DosePro business is subject to the satisfaction or waiver of a number of conditions set forth in the Asset Purchase Agreement, including (i) the accuracy of the representations and warranties and compliance with covenants contained in the Asset Purchase Agreement, (ii) the absence of any permanent injunction, law, regulation, decree or order by any government, court or governmental entity that would make illegal or otherwise prohibit the consummation of the transactions under the Asset Purchase Agreement, (iii) the absence of any actions or proceedings questioning the validity or legality of the transactions under the Asset Purchase Agreement, (iv) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of any required third party consents, (v) there not having been a material adverse effect with respect to the Company’s SUMAVEL DosePro business, (vi) the delivery to the Buyers of a license agreement, supply agreement, escrow agreement and other transaction documents, and (vii) other customary conditions. The Company expects the Closing to occur during the second quarter of 2014, subject to the satisfaction of the foregoing closing conditions.

In connection with the Closing, the Company is required to extinguish all encumbrances on the assets to be sold to the Buyers, including those previously granted to Cowen Healthcare Royalty Partners II, LP (“HRP”) pursuant to the Company’s Financing Agreement, dated June 30, 2011, with HRP. The Company expects to eliminate its existing debt obligation to HRP by paying approximately $40 million to HRP, consistent with the terms of the financing agreement.

Either party may terminate the Asset Purchase Agreement if the Closing has not occurred by September 8, 2014, provided that if the party seeking to terminate the Asset Purchase Agreement is then in material breach of its obligations the outside date will be extended until ten business days following the date upon which such breach is cured.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, including the ancillary agreements that are exhibits thereto, copies of which the Company expects to file with the Company’s applicable Quarterly Report on Form 10-Q. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for the purposes of the Asset Purchase Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Asset Purchase Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Asset Purchase Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Asset Purchase Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders. In reviewing the representations, warranties and covenants contained in the Asset Purchase Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Asset Purchase Agreement to be characterizations of the actual state of facts or conditions of the Company or the SUMAVEL DosePro business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company publicly files with the U.S. Securities and Exchange Commission. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

***

Zogenix cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding the timing and likelihood of closing the SUMAVEL DosePro transaction and the estimated amount to be paid to HRP to extinguish debt obligations under the applicable financing agreement. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in Zogenix’s business, including, without limitation: the uncertainty of approval under the Hart Scott Rodino Antitrust Improvements Act for the proposed sale of SUMAVEL DosePro; the parties’ ability to satisfy the conditions to closing the proposed transaction on the anticipated timeline or at all; Zogenix’s dependence on third-party suppliers to ensure continued adequate supply of SUMAVEL DosePro to affiliates of Endo; Zogenix’s dependence on the successful commercialization of Zohydro ER; the effect of public concern regarding the safety of drug products such as Zohydro ER and the impact of negative publicity and political influences relating to the regulation of the pain management market in general and opioids and Zohydro ER in particular; the likelihood that continued commercialization of Zohydro ER may involve expensive and protracted litigation and may distract management from traditional product launch activities; Zogenix’s ability to successfully enforce its marketing exclusivities and intellectual property rights, and to defend the patents covering Zohydro ER, including the potential for Paragraph IV litigation relating to the product; Zogenix may require additional capital and may not be able raise sufficient capital when needed, on acceptable terms or at all; and other risks detailed in Zogenix’s public periodic filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: April 24, 2014	By:	/s/ Ann D. Rhoads
Name: Ann D. Rhoads
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary